AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 22nd day of September, 2011, to the Custody Agreement, dated as of June 6, 2006, as amended (the “Agreement”), is entered by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) behalf of its separate series listed on Exhibit R attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the funds and the fees of the series of the Trust; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit R is hereby superseded and replaced with Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy
Title: President	Title: Vice President

Exhibit R to the
Advisors Series Trust Custody Agreement

Name of Series

Huber Capital Equity Income Fund – Investor Class
Huber Capital Small Cap Value Fund – Investor Class
Huber Capital Equity Income Fund – Institutional Class
Huber Capital Small Cap Fund – Institutional Class

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at October 25, 2011
Annual Fee Based Upon Market Value Per Fund*
[  ] basis point on average daily market value
Minimum annual fee per fund - $[  ]
Plus portfolio transaction fees
Portfolio Transaction Fees
$[  ] per book entry DTC transaction
$[  ] per principal paydown
$[  ] per short sale
$[  ] per US Bank repurchase agreement transaction
$[  ] per option/future contract written, exercised or expired
$[  ] per book entry Federal Reserve transaction
$[  ] per mutual fund trade
$[  ] per physical transaction
$[  ] per Cedel/Euroclear transaction
$[  ] per disbursement (waived if U.S. Bancorp is Administrator)
$[  ] per Fed Wire
$[  ] per margin variation Fed wire
$[  ] per segregated account per year
• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus [  ].
Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the domestic and global sub-custodial fee schedule on this Exhibit R.

Huber Capital Management, LLC

By:  /s/ Gary Thomas

Printed Name: Gary Thomas

Title:  COO / CCO                                                  Dated:  10/14/11

Exhibit R (continued) to the Advisors Series Trust Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES – Huber Capital ANNUAL FEE SCHEDULE at August, 2007
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Latvia	Gov't Bonds	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Austria	Equities/Bonds	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	Depo Receipt	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	non ATS ALL	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Bolivia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China-Shanghai	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China-Shenzhen	All	[ ]	$[ ]	Palestinian	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Panama	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
EASDAQ	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Euromarkets	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	Equities	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kazakhstan	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Latvia	Equities/Bonds	[ ]	$[ ]

Base Fee
A monthly base charge of $[  ] is waived until total net assets reach $[  ] million per fund.
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly